LIMITED POWER OF ATTORNEY

STATE OF TEXAS	§
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COUNTY OF TRAVIS	§

Know all men by these presents, that the undersigned Director of American National Insurance Company, a Texas insurance company, constitutes and appoints James E. Pozzi and Dwain A. Akins, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign registration statements on any form or forms filed under the Securities Act of 1933 or the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or substitute, may lawfully do or cause to be done by virtue hereof.

Ross R. Moody
Dated: April 5, 2017

STATE OF TEXAS	§
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COUNTY OF TRAVIS	§

Before me WYNELL K HALL, Notary Public, on this day personally appeared Ross R. Moody, known to me (or proved to me by                                     ) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 5th day of April, 2017.

Notary Public in and for The State of Texas